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Lawrence H. Cohn,  M.D.  failed to file a Form 4 as required under Section 16(a)
of the Securities Act of 1934 in a timely manner during the Trust's fiscal year ended October 31, 2004, as described in the Proxy Statement dated February 2, 2005, as filed with the Securities and Exchange Commission via EDGAR on February 4, 2005, under Rule 14a under the Securities Act of 1934. Such document is incorporated herein by reference.

Elaine R. Smith and Joseph C. Flaherty each failed to file a report as required under Section 16(a) of the Securities Act of 1934 in a timely manner during the Trust's most recent fiscal year ended October 31, 2005. Elaine R. Smith and Joseph C. Flaherty each filed one report delinquently which involved one transaction reported late.